Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

TEREX CORPORATION COMPLETES SENIOR NOTES OFFERING,

NEW SENIOR SECURED CREDIT FACILITY AND ANNOUNCES INITIAL

RESULTS OF CASH TENDER OFFER FOR 6.00% SENIOR NOTES

WESTPORT, CT, January 31, 2017 - Terex Corporation (“Terex”) (NYSE: TEX) today announced that it has completed the issuance of $600,000,000 principal amount of 5.625% senior notes due 2025 (the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended.

Terex also announced that it has refinanced its existing senior secured credit facility with a new $850 million senior secured credit facility.  The new facility is comprised of a revolving line of credit of $450 million and a $400 million term loan.  The new facility provides lower borrowing rates for the term loan and extends the maturity dates for the revolving line of credit and the term loan.

Terex also announced the initial results of its previously announced tender offer for its 6.00% senior notes due 2021 (the “2021 Notes”). Pursuant to the terms of the tender offer, Terex’s offer to pay an early tender payment in addition to the tender offer consideration expired at 5:00 p.m., New York City time, on January 30, 2017 (the “Early Tender Deadline”). Based on final information provided to Terex by Global Bondholder Services, the tender agent and information agent for the 2021 Notes, approximately $377,450,000 in aggregate principal amount of the 2021 Notes were validly tendered (and not validly withdrawn) at or prior to the Early Tender Deadline. Terex will accept the 2021 Notes validly tendered (and not validly withdrawn) at or prior to the Early Tender Deadline on January 31, 2017 (the “Initial Settlement Date”). Holders of the 2021 Notes who validly tendered (and did not validly withdraw) their 2021 Notes will receive $1,031.25 per $1,000 principal amount of their 2021 Notes on the Initial Settlement Date.

Holders of the 2021 Notes who validly tender (and do not validly withdraw) their 2021 Notes after the Early Tender Deadline and at or prior to 11:59 p.m., New York City time, on February 13, 2017, unless extended or earlier terminated by Terex in its sole discretion (the “Expiration Time”), will be eligible to receive $1,021.25 per $1,000 principal amount of their 2021 Notes on the Final Settlement Date, which will occur promptly following the Expiration Time and is expected to be February 14, 2017 (the “Final Settlement Date”).

Holders of the 2021 Notes will also receive accrued and unpaid interest from the last interest payment date on their 2021 Notes up to, but not including, the applicable settlement date for all of their 2021 Notes that Terex accepts for purchase.

Pursuant to a previously announced notice of redemption, Terex will redeem any and all of the 2021 Notes that remain outstanding after the Final Settlement Date on February 15, 2017 at a redemption price of 103.000%, plus accrued and unpaid interest.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes in any jurisdiction, or an offer to purchase, the solicitation of an offer to sell, or a notice to redeem any of the 2021 Notes.

Contact Information:

Terex Corporation

Brian J. Henry, Senior Vice President

Business Development & Investor Relations

Phone: (203) 222-5954

brian.henry@terex.com

Forward-Looking Statements

This press release contains forward-looking information regarding future events or Terex’s future financial performance based on the current expectations of Terex Corporation. In addition, when included in this press release, the words “may,” “expects,” “intends,” “anticipates,” “plans,” “projects,” “estimates” and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. Terex has based these forward-looking statements on current expectations and projections about future events. These statements are not guarantees of future performance.

Actual events or the actual future results of Terex may differ materially from any forward-looking statement due to these and other risks, uncertainties and significant factors. The forward-looking statements speak only as of the date of this release. Terex expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement included in this release to reflect any changes in expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based.

About Terex

Terex Corporation is a global manufacturer of lifting and material processing products and services that deliver lifecycle solutions to maximize customer return on investment. Terex reports in three business segments: Aerial Work Platforms, Cranes and Materials Processing. Terex delivers lifecycle solutions to a broad range of industries, including the construction, infrastructure, manufacturing, shipping, transportation, refining, energy, utility, quarrying and mining industries. Terex offers financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. Terex uses its website (www.terex.com) and its Facebook page (www.facebook.com/TerexCorporation) to make information available to its investors and the market.

###

Terex Corporation

200 Nyala Farm Road, Westport, Connecticut 06880

Telephone: (203) 222-7170, Fax:  (203) 222-7976, www.terex.com

2